UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2008

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 602-244-6600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2008, ON Semiconductor Corporation, a Delaware Corporation (the “Company”), Centaur Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Catalyst Semiconductor, Inc., a Delaware corporation (“Catalyst”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), as announced in the joint press release dated July 17, 2008 attached hereto as Exhibit 99.1.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Catalyst, with Catalyst continuing as the surviving corporation and becoming a wholly-owned subsidiary of the Company (the “Merger”). The Board of Directors of the Company has approved the Merger and the Merger Agreement.

In connection with the Merger, each share of Catalyst’s common stock that is outstanding at the effective time of the Merger (the “Effective Time”) shall be converted into the right to receive 0.706 of a share of the Company’s common stock. The Merger is intended to be a tax-free reorganization for federal income tax purposes, and it therefore is expected that no gain or loss will be recognized by the holders of Catalyst common stock with respect to the shares of the Company’s common stock they receive in exchange for their shares of Catalyst common stock.

Under the terms of the Merger Agreement, each outstanding stock option to purchase shares of Catalyst common stock will convert into and become an option to purchase the Company’s common stock upon the same terms and conditions as the outstanding options, except that the number of shares for which the new option may be exercised and the exercise price of the new option will be adjusted consistent with the applicable exchange ratio in the Merger. In addition, each outstanding restricted stock unit award representing a right to receive shares of Catalyst common stock will become a right to receive shares of the Company’s common stock, except that the number of shares for which the new restricted stock unit awards may be exchanged will be adjusted consistent with the applicable exchange ratio in the Merger.

The Company’s Board of Directors has approved the Merger Agreement and determined that the Merger Agreement and the Merger are advisable and both fair to and in the best interest of the Company’s stockholders. J.P. Morgan Securities Inc. served as the financial advisor to the Company’s Board of Directors and, in connection with such service, rendered an opinion to the Company’s Board of Directors that the exchange ratio in the proposed Merger is fair, from a financial point of view, to the Company. From time to time, J.P. Morgan Securities Inc. and its affiliates have, directly or indirectly, provided financial services to the Company, for which they have received customary fees, and may provide these services to the Company in the future, for which it is expected that they would receive customary fees.

The Merger Agreement contains certain customary representations, warranties, and covenants, including that (i) Catalyst will cause a meeting of its stockholders to be held to consider the adoption and approval of the Merger Agreement; (ii) the board of directors of Catalyst will recommend to its stockholders that they adopt and approve the Merger Agreement, subject to certain exceptions; (iii) Catalyst will be subject to certain restrictions on the operation of its business between the date of the Merger Agreement and the effective time of the Merger; and (iv) Catalyst will be subject to restrictions on solicitation of proposals with respect to any alternative sales transactions.

Consummation of the Merger is subject to closing conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Catalyst common stock (certain officers and directors of Catalyst, who beneficially own approximately

5.3% of the total issued and outstanding shares of Catalyst’s common stock as of the close of business on July 16, 2008, have agreed to vote in favor of the transaction); (ii) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any applicable, similar foreign regulations; and (iii) a Registration Statement on Form S-4 having become effective under the Securities Act of 1933, as amended.

The Merger Agreement contains certain termination rights for both the Company and Catalyst and further provides that upon termination of the Merger Agreement under specified circumstances Catalyst may be required to pay the Company a termination fee.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Merger Sub, and Catalyst, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Merger Sub, and Catalyst.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company and Catalyst. In connection with the proposed transaction, the Company plans to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 containing a Proxy Statement of Catalyst and a Prospectus of the Company, and each of the Company and Catalyst plan to file with the SEC other documents regarding the proposed transaction. The definitive Proxy Statement/Prospectus will be mailed to stockholders of Catalyst. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by the Company and Catalyst through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC from the Company by directing a request to ON Semiconductor Corporation, 5005 East McDowell Road, Phoenix, AZ, 85008, Attention: Investor Relations (telephone: (602) 244-3437) or going to the Company’s corporate website at www.onsemi.com, or from Catalyst Semiconductor, Inc., 2975 Stender Way, Santa Clara, CA 94054, Attention: Investor Relations (telephone: (408) 542-1000) or going to Catalyst’s corporate website at www.catsemi.com.

The Company and Catalyst and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 12, 2008, the Company’s annual proxy statement filed with the SEC on April 4, 2008, and a Current Report on Form 8-K filed by the Company with the SEC on March 17, 2008. Information regarding Catalyst’s directors and executive officers is contained in Catalyst’s annual proxy statement filed with the SEC on August 24, 2007. Additional information regarding the interests of such potential participants will be included in the Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).

Item 8.01	Other Events.

On July 17, 2008, the Company and Catalyst issued a joint press release announcing the signing of the Merger Agreement. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated July 16, 2008, by and among ON Semiconductor Corporation, Centaur Acquisition Corporation, and Catalyst Semiconductor, Inc.*

99.1	Press Release issued jointly by ON Semiconductor Corporation and Catalyst Semiconductor, Inc., dated July 17, 2008

*	Certain schedules have been omitted and ON Semiconductor Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 17, 2008	ON SEMICONDUCTOR CORPORATION
(Registrant)

	By:	/s/ KEITH D. JACKSON
Keith D. Jackson
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated July 16, 2008, by and among ON Semiconductor Corporation, Centaur Acquisition Corporation, and Catalyst Semiconductor, Inc.*

99.1	Press Release issued jointly by ON Semiconductor Corporation and Catalyst Semiconductor, Inc., dated July 17, 2008

*	Certain schedules have been omitted and ON Semiconductor Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.